UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2009

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

CAFARO WRITTEN, NON-DISCRETIONARY 10B5-1 PLAN AUTOMATICALLY

EXECUTES SALE OF 41,547 VENTAS SHARES

On August 8, 2008, Debra A. Cafaro, Chairman, President and Chief Executive Officer of Ventas, Inc. (the “Company”), adopted a written, non-discretionary sales plan for 2009 that complies with the requirements of Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934, as amended. On the date Ms. Cafaro’s 10b5-1 plan was adopted, the closing price of the Company’s common stock on the New York Stock Exchange was $47.24 per share.

Ms. Cafaro’s 10b5-1 plan covers the sale, beginning in January 2009, of up to 185,765 shares of Company common stock owned by Ms. Cafaro (although less than the maximum number of shares are expected to be sold), subject to certain conditions. Ms. Cafaro has never modified or amended the plan. Since 2002, Ms. Cafaro has sold shares of Company common stock through several similar 10b5-1 plans entered into for estate, tax and financial planning purposes.

With respect to 41,547 shares of common stock that were directed by Ms. Cafaro to be sold during the first quarter of 2009 to pay taxes, the 2009 10b5-1 plan stipulated a minimum sale price of $35 per share. The plan further provides that any shares not sold on a given sale date due to an inability to execute the sale at or above the minimum sale price are carried forward to the next succeeding trading day(s) until such condition is met.

Because the trading price of the Company’s common stock, as quoted on the New York Stock Exchange, did not exceed the minimum sale price specified in Ms. Cafaro’s 10b5-1 plan at any time since January 1, 2009, no shares had been sold under the plan prior to July 30, 2009. On July 30, 2009, however, the Company’s common stock traded above $35 per share for the first time in 2009. Accordingly, on that date, 41,547 shares of Company common stock held for sale under Ms. Cafaro’s 10b5-1 plan were sold by the plan agent pursuant to the terms of the plan and without any subsequent direction by Ms. Cafaro. The sale price for those shares averaged $35.18 per share.

After taking into account the July 30, 2009 non-discretionary sale of 41,547 shares under Ms. Cafaro’s 10b5-1 plan, Ms. Cafaro currently owns more than 1.4 million shares of the Company’s common stock and options to purchase common stock, none of which are pledged. Ms. Cafaro’s 2009 10b5-1 plan is expected to expire in December 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: August 3, 2009	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary